                     THE LATIN AMERICAN DISCOVERY FUND, INC.
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JULY 1, 2009 - DECEMBER 31, 2009

                                                                   AMOUNT OF     % OF     % OF
                                      OFFERING                      SHARES      OFFERING  FUNDS
    SECURITY      PURCHASE/  SIZE OF  PRICE OF   TOTAL AMOUNT     PURCHASED    PURCHASED  TOTAL
   PURCHASED     TRADE DATE OFFERING   SHARES     OF OFFERING       BY FUND      BY FUND  ASSETS       BROKERS        PURCHASED FROM
---------------- ---------- -------- --------- ---------------- -------------- --------- ------ ------------------- ----------------
    Multiplan    09/25/09      --    BRL26.500  BRL 689,000,000         21,900     0.08%  0.25%    UBS Investment   Credit Suisse
 Empreendimentos                                                                                    Bank, Credit
                                                                                                   Suisse, Morgan
                                                                                                   Stanley, HSBC